As filed with the Commission on September 30, 2021 - Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ORANGE

(Exact name of Registrant as specified in its charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 quai du Président Roosevelt 92130 Issy-les-Moulineaux, France

Tel. No.: +33-1-44-44-82-00

(Address and telephone number of Registrant’s principal executive offices)

ORANGE EMPLOYEE SHARE OFFERING – TOGETHER 2021
(Full title of the plan)

Orange Participations U.S. Inc.

13865 Sunrise Valley Drive

Coppermine Commons, Suite 425

Herndon, Virginia 20171-6190 USA

Tel. No.: +1-703-375-7358

(Name, address and telephone number of agent for service)

Copies to:

Sami L. Toutounji, Esq.

Shearman & Sterling LLP

7 Rue Jacques Bingen

75017 Paris, France

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer       Accelerated filer       Non-accelerated filer       Smaller reporting company

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, nominal value €4.00 per share (the “Ordinary Shares”) (1)	400,000 (2)	$10.93 (3)	$4,372,000.00	$476.99

(1)	American Depositary Receipts evidencing American Depositary Shares (“ADSs”) issuable upon request after expiration of the five-year lock-up period on deposit of the Ordinary Shares of Orange SA (the “Registrant”) have been registered pursuant to separate registration statements on Form F-6 (Registration Nos. 333-137049, 333-149853, 333-181401) and currently are traded on the New York Stock Exchange under the ticker symbol “ORAN.”
(2)	This registration statement on Form S-8 (the “Registration Statement”) covers up to 400,000 Ordinary Shares that may be acquired by eligible employees under the Orange Employee Share Offering (the “Plan”). The amount being registered also includes an indeterminate number of Ordinary Shares which may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in each case in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices ($10.97 and $10.88, respectively) the Registrant’s ADSs on the New York Stock Exchange on September 29, 2021.

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Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We incorporate by reference:

-	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 (File No. 1-14712) (our “Annual Report”), filed on March 18, 2021 with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
-	the description of our Ordinary Shares contained in Item 10 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2007 (File No. 1-14712), filed on May 2, 2008 with the Commission.

All documents that the Registrant subsequently files (but not furnishes) with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Cédric Testut, who is providing an opinion on the legality of the Ordinary Shares being registered hereby, is Group General Counsel of the Registrant. As an employee of the Registrant, Cédric Testut participates or is eligible to participate in employee benefit plans of the Registrant on the same basis as other similarly eligible employees. Pursuant to such plans, he owns or has options or other rights to acquire an aggregate of less than 1% of the outstanding Ordinary Shares. Cédric Testut is eligible to participate in the Plan.

Item 6.	Indemnification of Directors and Officers.

The Registrant maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit List.

Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
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(1)       To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement which shall include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

provided, however, that the undertakings set forth in paragraphs (a)(1) and (a)(2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, Republic of France, on September 30, 2021.

ORANGE SA

By:	/s/ Ramon Fernandez
Name:	Ramon Fernandez
Title:	Chief Executive Officer Delegate, Finance, Performance and Development (Chief Financial Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ramon Fernandez, Matthieu Bouchery and Vincent Lespine , and each of them severally, his true and lawful attorney or attorneys, with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities, the registration statement on Form S-8 (the “Registration Statement”) to be filed by Orange SA (the “Registrant”) with the United States Securities and Exchange Commission (the “Commission”) in connection with the Orange Employee Share Offering 2021 “Together 2021,” and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and any registration statement filed by the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the Registration Statement, and to file any of the same with the Commission. Each of said attorneys shall have power to act with or without the other, and shall have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed this Power of Attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities as of September 30, 2021.

Name and Signature	Title

/s/ Stephane Richard
Stephane Richard	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Ramon Fernandez
Ramon Fernandez	Chief Executive Officer Delegate, Finance, Performance and Development (Principal Financial Officer)

/s/ Corentin Maigné
Corentin Maigné	Principal Accounting Officer

/s/ Stéphanie Besnier
Stéphanie Besnier	Director

/s/ Alexandre Bompard
Alexandre Bompard	Director

/s/ Anne-Gabrielle Heilbronner
Anne-Gabrielle Heilbronner	Director

/s/ Christel Heydemann
Christel Heydemann	Director

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/s/ Fabrice Jolys
Fabrice Jolys	Director

/s/ Helle Kristoffersen
Helle Kristoffersen	Director

/s/ Anne Lange
Anne Lange	Director

/s/ René Ollier
René Ollier	Director

/s/ Bernard Ramanantsoa
Bernard Ramanantsoa	Director

/s/ Frederic Sanchez
Frédéric Sanchez	Director

/s/ Jean-Michel Severino
Jean-Michel Severino	Director

/s/ Thierry Sommelet
Thierry Sommelet	Director

/s/ Johan Van den Cruijce
Orange Participations U.S. Inc. By: Johan Van den Cruijce Title: President, Orange Participations U.S. Inc.

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EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Bylaws (statuts), as amended on June 7, 2016, filed with the Annual Report on Form 20-F for the fiscal year ended December 31, 2016 (File No. 1-14712), filed with the Commission on April 7, 2017.
4.2*	U.S. Employee Plan Document “Together 2021.”
5.1*	Opinion of Cédric Testut, as to the validity of the shares to be delivered pursuant to the Orange Employee Share Offering 2021.
23.1*	Consent of Ernst & Young Audit as independent registered public accounting firm of Orange SA.
23.2*	Consent of KPMG S.A as independent registered public accounting firm of Orange SA.
23.3*	Consent of Cédric Testut (included in Exhibit 5.1).
24*	Power of Attorney (included on the signature page).

* Filed herewith.

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